Exhibit 24.1

SMARTSTOP SELF STORAGE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of SMARTSTOP SELF STORAGE REIT, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz, James R. Barry, and Nicholas M. Look, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission, to sign any and all amendments, including any post-effective amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of June 15, 2022, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer and Chairman (Principal Executive Officer)	June 15, 2022

/s/ James R. Barry James R. Barry	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 15, 2022

/s/ Michael O. Terjung Michael O. Terjung	Chief Accounting Officer (Principal Accounting Officer)	June 15, 2022

/s/ Paula Mathews Paula Mathews	Director	June 15, 2022

/s/ David J. Mueller David J. Mueller	Independent Director	June 15, 2022

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	June 15, 2022

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	June 15, 2022